EXHIBIT 99.2

DEFERRED COMPENSATION AGREEMENT

This Deferred Compensation Agreement (this “Agreement”) is made and entered into as of December 8, 2005, by and between SCPIE Management Company (the “Company”), and Donald J. Zuk (“Executive”).

RECITALS

WHEREAS, Executive is the President and Chief Executive Officer of the Company and of the Company’s parent company, SCPIE Holdings Inc. (“Holdings”), and shall serve in such business and legal capacity as the Board of Directors of Holdings (the “Board”) shall determine from time to time;

WHEREAS, the Company desires to provide Executive with certain deferred compensation benefits; and

WHEREAS, the Company and Executive desire to enter into this Agreement in order to set forth the terms and conditions which apply to Executive’s deferred compensation benefits.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Deferred Compensation.

1.1 The Company shall pay to Executive an aggregate amount equal to One Hundred Thirty Thousand Eight Hundred Dollars ($130,800) (the “Deferred Compensation”) in three equal installments of $43,600 beginning on the date on which Executive has a Separation from Service (as defined below) (the “Benefit Commencement Date”) and on the first and second anniversaries of such date (the “Payment Term”). Each payment shall be made within thirty (30) days following each such date.

For purposes of this Agreement, with respect to Executive, his “Separation from Service,” with respect to the Company and Holdings, shall have the meaning given to such term in Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and Internal Revenue Service guidance thereunder. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether Executive has had a “Separation from Service,” and the date of such “Separation from Service.”

Notwithstanding the foregoing, in the event Executive is a “specified employee”(as defined in Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations and Internal Revenue Service guidance thereunder) of the Company or Holdings at the time of his Separation from Service, the first installment payment of Deferred Compensation under this Agreement shall be made on the date which is six (6) months after the date of Executive’s Separation from

Service (or, if earlier, the date specified in Section 1.2 following Executive’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code.

1.2 In the event of Executive’s death prior to the Benefit Commencement Date or in the event of Executive’s death prior to the expiration of the Payment Term, the unpaid balance of the Deferred Compensation as of the date of Executive’s death shall be paid in a lump sum within sixty (60) days after the date of death to the beneficiary or beneficiaries which Executive has designated in a written notice to the Company. If Executive has not designated a beneficiary, such amount shall be paid to Executive’s estate. Executive may revoke or amend his beneficiary designation from time to time by written notice to the Company.

1.3 In the event of a “Change in Control” (as defined below) of Holdings, the unpaid balance of the Deferred Compensation as of the effective date of such Change in Control shall be immediately due and payable. Such payment shall be made within ten (10) days following the effective date of such Change in Control.

Solely for purposes of this Agreement, a “Change in Control” shall mean a change in the ownership or effective control of Holdings, or in the ownership of a substantial portion of the assets of Holdings, as defined in Section 409A of the Code and the Treasury Regulations and Internal Revenue Service guidance thereunder.

1.4 Neither the time nor form of payments under this Agreement may be changed, including, without limitation, any acceleration of such payments, except as may be permitted by the Board in accordance with Section 409A of the Code and the Treasury Regulations and Internal Revenue Service guidance thereunder.

2.	MISCELLANEOUS PROVISIONS.

2.1 This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Code and the Treasury Regulations thereunder.

2.2 The Company shall withhold all applicable income taxes and employment taxes from the amounts distributed hereunder as may be required by law.

2.3 Executive’s right to the Deferred Compensation under this Agreement shall not be assignable by Executive and shall not be subject to attachment, lien, levy, or other creditors’ rights under state or Federal law.

2.4 Benefits under this Agreement shall be payable from the general assets of the Company or Holdings or pursuant to such other means as the Company or Holdings deem appropriate and Executive shall not be entitled to look to any source for payment of such benefits other than the general assets of the Company or Holdings.

2.5 The Deferred Compensation and any payments with respect to such amounts shall not constitute compensation for the purposes of any benefit plan or agreement maintained by the Company or Holdings unless expressly provided otherwise in such plan or agreement.

2.6 Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or Holdings or shall interfere with or restrict in any way the rights of the Company or Holdings, which are hereby expressly reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

2.7 The Company and Executive agree that (i) the provisions of this Agreement constitute a “pension plan” within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) such plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and (iii) the provisions of this Agreement shall be governed by federal law.

2.8 This Agreement may only be amended by a written agreement executed by each of the parties.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have each executed this Agreement effective as of the date first written above.

SCPIE MANAGEMENT COMPANY

By:	/s/ Joseph P. Henkes
Name:	Joseph P. Henkes
Title:	Secretary

Agreed to this 8th day of December, 2005.

/s/ Donald J. Zuk
Donald J. Zuk

Name:	Donald J. Zuk

GUARANTY

FOR VALUE RECEIVED and in consideration for, and as an inducement to, Donald J. Zuk’s (the “Executive”) continued performance of his duties as President and Chief Executive Officer of SCPIE Management Company and SCPIE Holdings Inc. (“Holdings”), Holdings absolutely, irrevocably and unconditionally guarantees to Executive, and his successors and assigns, the full and timely payment by SCPIE Management Company to Executive of the compensation required to be paid and benefits required to be provided by SCPIE Management Company to Executive under that certain Deferred Compensation Agreement dated as of December 8, 2005 with SCPIE Management Company (the “Deferred Compensation Agreement”), on the terms and conditions set forth in said Deferred Compensation Agreement.

This Guaranty is a guaranty of payment, not collection, and Executive shall not be required to first pursue his remedies against SCPIE Management Company but may instead proceed to enforce all of his rights and remedies directly against Holdings or against SCPIE Management Company and Holdings at the same time. This Guaranty cannot otherwise be terminated or modified without the written consent of Executive. Holdings hereby waives notice of acceptance of this Guaranty, as well as all demands, presentments, notices of protest and notices of every kind and nature.

Benefits under the Deferred Compensation Agreement shall be payable from the general assets of SCPIE Management Company or Holdings or pursuant to such other means as SCPIE Management Company or Holdings deem appropriate and Executive shall not be entitled to look to any source for payment of such benefits other than the general assets of SCPIE Management Company or Holdings.

If any dispute arises pertaining to this Guaranty, such dispute will be submitted to binding arbitration in accordance with the Employment ADR Rules of the American Arbitration Association before a single neutral arbitrator, such arbitration to take place in Los Angeles, California, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction.

Executed in Los Angeles, California, on December 8, 2005.

SCPIE HOLDINGS INC.

By:	/s/ Joseph P. Henkes
Name:	Joseph P. Henkes
Title:	Secretary

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